                                                                   Exhibit 10.24

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                         BUSINESS COOPERATION AGREEMENT


                This private instrument is signed by and between

(a) MCDONALD'S COMERCIO DE ALIMENTOS LTDA., a company with registered office in the City of Barueri, State of Sao Paulo, at Alameda Amazonas, No. 253, registered with CNPJ/MF under No. 42,591,651/0001-43, herein represented, pursuant to its Articles of Incorporation, by its President, Mr. Marcel Fleischmann, a Brazilian citizen, legally separated, economist, bearer of Identification Card RG No. 6,557,358-4/SSP-SP, registered with CPF/MF under No. 942,171,908-59, domiciled in the City of Barueri, State of Sao Paulo, at Alameda Amazonas, No. 253, hereinafter referred to as "MCDONALD'S"; and, on the other side,

(b) AOL BRASIL LTDA., a company with registered office in the City of Santo Andre, State of Sao Paulo, at Avenida Industrial, No. 600, Centro Empresarial ABC Plaza, 2nd floor, registered with CNPJ/MF under No. 03,032,579/0001-62, herein represented by its President, Mr. Carlos Eduardo Dan Trostli, a Brazilian citizen, married, business administrator, bearer of Identification Card RG No. 6,459,765 SSP-SP and registered with CPF/MF under No. 054,776,748-06, domiciled in Sao Paulo, the Capital City of the State of Sao Paulo, at Avenida Marginal do Rio Pinheiros, No. 5,200, Edificio Philadelphia, 2nd floor, hereinafter referred to as "AOL".

                   The parties above have agreed by themselves and their successors, as follows:

I.- DEFINITIONS

1.1.- For the purposes hereof, the following definitions shall apply equally to the singular and plural forms of defined terms, as the context may require:

PARENTAL CONTROL: a tool incorporated into the AOL SERVICE and made available by AOL to MCDONALD'S, whereby MCDONALD'S may select and/or close off sites or any content MCDONALD'S may deem objectionable and/or inappropriate for access through the TERMINALS;

LAUNCHING DATE: a date as shall be designated by written notice from MCDONALD'S to AOL for the official launching of the PROJECT, which date shall mandatorily fall within sixty (60) days from the date of execution hereof;

ANNIVERSARY DATE(S) is/are the date(s) marking completion of each year of the effective period of the agreement, as of the LAUNCHING DATE;

SPACES: predefined and limited-space areas in the RESTAURANTS, especially designated for the PROJECT activities, as shall be timely advised by MCDONALD'S;

NET SURFER: general designation of a customer of MCDONALD'S who uses the TERMINALS;

INTERNET: the World Wide Web;

PARTNERS: legal entities not engaged in competing business (in regard to their respective activities under the PROJECT), which contribute funds, property and/or services, pay suppliers and share expenses, and which assume the risks inherent in their respective participation in the PROJECT, all exclusively in accordance with the terms hereof;

EFFECTIVE PERIOD is the period between the execution hereof and a term of five
(5) years as of the LAUNCHING DATE;

PERFORMANCE PERIOD is the period between the LAUNCHING DATE and the expiration of the EFFECTIVE PERIOD;

MCINTERNET PORTAL: the PROJECT portal for access to the INTERNET, maintained and operated by MCDONALD'S, or a MCDONALD'S designee, all at MCDONALD'S sole discretion and subject to the terms of this agreement;

PROJECT: a project for digital inclusion proposed by MCDONALD'S, which contemplates the installation of TERMINALS (as defined hereinbelow) through which MCDONALD'S will provide its customers with several products and services, educational and recreational content, access to the Internet, and others;

PROMOCODES: specific registration codes created by AOL, which will be furnished to MCDONALD'S and assigned to ACQUIRED ACCOUNTS (as defined hereinbelow), in connection with the PROJECT;

RESTAURANT: all points of sale in MCDONALD'S chain of fast-food restaurants, except for MCDONALD'S kiosks, regardless of whether such points of sale are operated by MCDONALD'S or any franchisee;

AOL SERVICE: any services and products provided, owned, operated, controlled, distributed or authorized by or through AOL;

SLA - "SERVICE LEVEL AGREEMENT": instrument attached hereto in the form of "ANNEX I", initialed by the parties and made an integral part of this agreement, which provide for and regulate the services concerning the PROJECT; and

TERMINALS: computer terminals, microcomputers, notebooks, tablets PCs, touch-screen terminals, hand-held PCs, and/or equivalent equipment installed in the RESTAURANTS for the exclusive and specific purposes of the PROJECT, with a minimum configuration as set forth in the SLA.


II.- PROJECT

2.1.- The object of this instrument is to establish the terms, covenants, conditions and responsibilities of the parties, and to regulate their participation in the implementation, maintenance and development of the PROJECT.

2.2.- The PROJECT will be implemented through the installation of TERMINALS in the RESTAURANTS. The number of TERMINALS per RESTAURANT, as well as the SPACES, will be timely designated by MCDONALD'S subject to the provisions of this agreement.

2.3.- Notwithstanding Subsection 2.2 above, during the EFFECTIVE PERIOD set forth hereunder MCDONALD'S will implement the PROJECT in at least six hundred
(600) RESTAURANTS, and will install a minimum number of three thousand and six hundred (3,600) TERMINALS. The number of RESTAURANTS and the installation schedule effective as of the LAUNCHING DATE are set forth in

ANNEX II (the "SCHEDULE"), initialed by the parties and made an integral part of this agreement.

2.3.1.- Within the first one hundred and twenty (120) days from the LAUNCHING DATE, TERMINALS will only be activated in RESTAURANTS in those cities where AOL already provides for local access, the list of which is attached hereto as ANNEX III, initialed by the parties and made an integral part of this agreement.

2.3.2.- After the expiration of the period referred to in Paragraph 2.3.1 above, MCDONALD'S will give AOL ninety (90) days' prior notice of the installation of TERMINALS with reference to each additional city.

2.3.3.- AOL hereby acknowledges and agrees that there may be technical, business, operational, financial, logistic or franchise impediments for the installation of RESTAURANTS pursuant to Subsection 2.3 above, and that, in such case, the only consequence arising therefrom will be the review contemplated by Subsections 6.1 and 6.2 hereinbelow.

2.4.- The parties agree that, throughout the EFFECTIVE PERIOD and pursuant to Subsection 5.1 "viii", AOL will have a right of first refusal, on the same terms and conditions as offered by any competitors, to participate in any other projects contemplating any activities as contemplated by the PROJECT in the territory of Brazil, which are carried out by other companies within the same economic group as MCDONALD'S in Brazil, whether using the "McDonald's" trademark or any other trademark containing the "MC" prefix.

2.4.1.- The right of first refusal provided above shall be exercised in writing within thirty (30) days as of the date on which AOL receives written notice to that effect from MCDONALD'S.

2.5.- The parties will cooperate in joint efforts to solicit new AOL subscribers in the manner set forth in this agreement, including, without limitation, by demonstrating the AOL SERVICE, having MCDONALD'S employees registering new AOL accounts near the TERMINALS, distributing AOL's CD-ROMs, all to be carried out within the SPACES.

2.6.- The parties agree that, to make the project feasible, a commitment to contribute a minimum amount equal to approximately Twenty Million United States Dollars (US$20,000,000.00), net of taxes, is required, and that MCDONALD'S shall have the right, at MCDONALD'S sole discretion and without incurring any penalty, liability, and/or charges and/or reimbursements, to terminate this instrument if
(i) by the LAUNCHING DATE, or (ii) within not more than sixty (60) days from the date of execution hereof, whichever occurs first, no assurance is given that the contribution of the minimum amount referred to above will be made. Such amount shall be contributed by an ideal number of five (5) PARTNERS or by MCDONALD'S, at MCDONALD'S sole discretion.

2.6.1.- For the effects of Subsection 2.6 above, AOL must necessarily be furnished with a notice pursuant to Subsection 11.1 hereinbelow indicating whether MCDONALD'S intends to terminate this instrument or keep it in force by representing that an assurance of such minimum contribution has been given either by the PARTNERS or by MCDONALD'S. In the absence of such notice, this agreement will be deemed to remain in force.

III.- NET SURFING

3.1.- NET SURFERS will browse from the TERMINALS, and the first page to be brought up will always be that of MCINTERNET PORTAL.

3.2.- MCDONALD'S will establish, at MCDONALD'S sole discretion, the minimum charges made by the RESTAURANTS to NET SURFERS for using the TERMINALS, and shall give AOL prior notice of any change thereof.

3.3.- It is hereby agreed between the parties that any employee of MCDONALD'S may, on MCDONALD'S behalf and at MCDONALD'S sole discretion, cut off a NET SURFER connection where such NET SURFER is accessing sites and/or content that MCDONALD'S deems objectionable or inappropriate.

3.4.- The parties agree that any educational content in the MCINTERNET PORTAL, as well as any content inserted by the other PARTNERS, will be freely accessible through the INTERNET.

3.5.- As regards content of all other sites in the MCINTERNET PORTAL, the parties agree that such content may be accessible in part through the INTERNET, for the exclusive purpose of fostering the PROJECT and AOL. The parties will mutually agrees on the levels of content accessibility through the INTERNET, it being hereby agreed that, in the event contemplated by this Subsection, exclusive access to most of the MCINTERNET PORTAL's content will always be provided to NET SURFERS who are AOL subscribers.

3.6.- During the EFFECTIVE PERIOD hereof, AOL will offer the NET SURFERS a special unlimited plan (the "Special Unlimited Plan") and a special limited-hours plan (the "Special Limited Plan").

3.6.1.- The fee for the Special Unlimited Plan will be Thirty-Two Reals (R$32,00), which already includes an initial discount of Two Reals and Ninety-Five Centavos (R$2.95) on the standard unlimited plan offered on the market by AOL, it being hereby agreed that AOL may review its fee, at its sole discretion, provided that AOL maintains such discount at a rate of eight and forty-five hundredths of one percent (8.45%) on the standard unlimited plan.

3.6.2.- The fee for the Special Limited Plan will be Ten Reals and Ninety-Nine Centavos (R$10,95), and such plan may be used for access to the INTERNET only from 6:00 AM to 8:00 PM. All other conditions under the Unlimited Plan will be applicable to the Special Limited Plan. AOL may review the fee for such plan, at AOL's sole discretion, provided that such review is never made in greater proportion than the review of the Special Unlimited Plan. However, in the event AOL has launched into the market a plan equal to the Special Limited Plan, AOL shall maintain the discount at a rate of eight and forty-five hundredths of one percent (8.45%) on the standard special limited plan. For the effects of this Paragraph, the Special Limited Plan offered to customers of AOL/Itau will not be taken into account.

3.6.2.1.- The Special Limited Plan will be further reviewed or terminated by AOL, at its sole discretion, in the event FSTS (Fixed Switched Telephony Service)operators shall establish flat tariff plans for telephone connections to the INTERNET, pursuant to the Public Consultation 417/2002 of the Brazilian Telecommunications Agency (AGENCIA NACIONAL DE TELECOMUNICACOES - ANATEL).

3.6.3.- The trial period for the Special Unlimited Plan and the Special Limited Plan will be a period of one (1) month from the registration of the NET SURFER with the AOL SERVICE. AOL may only shorten the length of such trial period if AOL shortens likewise AOL's standard offers on the market. Such trial period may be extended, at AOL's discretion, for a period not to exceed two (2) months.

3.6.4.- For the effects of the preceding Paragraph, it is hereby agreed that MCDONALD'S accepts, and will ensure, that the Special Unlimited Plan is the default plan to be offered for the AOL SERVICE by the McHosts and McHostesses (as these are defined hereinbelow) near the TERMINALS. Other plans, including the Special Limited Plan, will only be offered after the Special Unlimited Plan has been offered and rejected by the NET SURFER, or for purposes of securing adherence to the AOL customer service.


IV.- RIGHTS AND OBLIGATIONS OF AOL

4.1.- In addition to other duties and obligations provided hereunder, AOL shall:

(i) Contribute the amounts determined by the parties as necessary for investment in the PROJECT, pursuant to Section VI hereinbelow;

(ii) Furnish MCDONALD'S with accounts for access to the AOL SERVICE, duly cleared as required for access to the INTERNET, at no additional cost to MCDONALD'S. There shall be one account for each TERMINAL included in the originally estimated three thousand and six hundred (3,600) accounts. In the event that more than three thousand and six hundred (3,600) TERMINALS are installed, AOL will furnish such additional accounts at no cost to MCDONALD'S;

(iii) At AOL's expense, make available as many CD-ROMs for installation of the AOL Navigator as necessary to be distributed exclusively to customers who register new accounts in the RESTAURANTS, it being hereby established that a minimum annual number of two hundred thousands (200,000) CD-ROMs will be needed. Such CD-ROMs shall be requested in advance by MCDONALD'S by the tenth (10th) day of each month, and will be delivered, already packaged, by the twenty-fifth
(25th) day of the same month, to one sole distribution facility designated by MCDONALD'S;

(iv) Accept express responsibility for any content hosted by AOL's servers. For purposes of navigation through content located elsewhere in the World Wide Web, AOL will always make available to MCDONALD'S all security tools used by AOL, with a view to enabling MCDONALD'S to block any content MCDONALD'S deems objectionable or inappropriate and, in such case, AOL will not be liable for any such content. Likewise, AOL will have no liability where NET SURFERS have access to such content through other means. MCDONALD'S acknowledges that the tool currently available to block inappropriate sites is the PARENTAL CONTROL, and that control will depend on the options made by MCDONALD'S, at MCDONALD'S sole discretion, for use of such tool. Therefore, making use of the PARENTAL CONTROL to block any content that MCDONALD'S deems objectionable or inappropriate remains the sole responsibility of MCDONALD'S;

(v) Accept liability for all employment and social security obligations relating to AOL's employees engaged in the implementation of the PROJECT, and hereby undertakes to defend and hold MCDONALD'S harmless from and against any action, claim or proceeding by any of AOL's employees, and to indemnify

MCDONALD'S from any direct or consequential damages MCDONALD'S may incur, which arise from or relate to any such actions, claims or proceedings. In such events, MCDONALD'S may file for AOL to be substituted in the action, whereupon AOL shall immediately move for substitution of AOL as defendant in the place of MCDONALD'S;

(vi) Accept liability for all obligations arising from any consumer-related claims, actions or proceedings with regard to the AOL SERVICE, hereby undertaking to immediately advise MCDONALD'S thereof, and to hold MCDONALD'S harmless from and against any liability with respect to any action, claim or proceeding that may be initiated, and to indemnify MCDONALD'S from any direct or consequential damages MCDONALD'S may incur, which arise from or relate to any such actions, claims or proceedings. In such events, MCDONALD'S may file for AOL to be substituted in the action, whereupon AOL shall immediately move for substitution of AOL as defendant in the place of MCDONALD'S. For the effects of this Subsection, the parties agree that AOL will be liable for the AOL SERVICE in the manner set forth in this agreement;

(vii) Associate the "McDonald's" trademark with any initiatives AOL may take in marketing the PROJECT, subject to prior written authorization from MCDONALD'S;

(viii) Ensure exclusivity to MCDONALD'S in the implementation of the PROJECT, expressly undertaking hereby not to enter into any other agreements the scope of which may encompass any of the activities under the PROJECT provided for hereunder, with any entities doing business primarily as bars, restaurants, fast-food facilities, pizzerie, ice cream parlors, or cafes; and

(ix) Assure NET SURFERS free navigation through the INTERNET.

4.2.- In addition to other rights provided for under this agreement, AOL shall be entitled:

(i) To be given the same exposure as the other PARTNERS, and will be assured the display of the "AOL" logotype with the same dimensions as those of the other PARTNERS in all TERMINALS, on the uniforms of MCDONALD'S employees' engaged in the PROJECT, in the SPACES, in the MCINTERNET PORTAL ("AOL Icon for Internet Access"), and in the respective screen savers;

(ii) To participate in and provide the content of the training to be given by MCDONALD'S to MCDONALD'S employees who will be engaged solely in the PROJECT ("McHosts" and "McHostesses"), at no additional cost to AOL and in a manner to be mutually agreed upon between the parties, with a view to qualify such employees for demonstrating and selling the AOL SERVICE. AOL may request the replacement of any McHosts and McHostesses, provided there actually are objective and justifiable reasons therefor;

(iii) Allocate AOL's own supervisors to the RESTAURANTS, in order to cooperate and assist MCDONALD'S employees engaged in the PROJECT in their activities. It is hereby agreed that (a) circulation of such personnel will be mandatorily limited to the SPACES, (b) the terms and conditions for the presence of such supervisors in the RESTAURANTS will be established by mutual agreement, and (c) all technical and operational aspects of the activities carried out within the RESTAURANTS must necessarily be observed; and

(iv) Allocate AOL's own promoters to the RESTAURANTS, in order to cooperate and assist MCDONALD'S employees engaged in the PROJECT, where necessary to achieve the targets set forth under Subsection 6.2 hereinbelow. It is hereby agreed that
(a) circulation of such AOL's personnel will be mandatorily limited to the SPACES, (b) the terms and conditions for the presence of such promoters in the RESTAURANTS will be established by mutual agreement, and (c) all technical and operational aspects of the activities carried out within the RESTAURANTS must necessarily be observed.


V.- RIGHTS AND OBLIGATIONS OF MCDONALD'S

5.1.- In addition to other duties and obligations provided hereunder, MCDONALD'S shall:

(i) Accept overall responsibility for the coordination, implementation and management of the PROJECT, including, without limitation, solicit other PARTNERS in a number not to exceed five (5), contract and maintain all the required infrastructure (whether its own or outsourced infrastructure), hire and train personnel, produce promotional material etc., subject to all rights and obligations hereunder;

(ii) Install and maintain a minimum of three thousand and six hundred (3,600) TERMINALS, at an average value of One Thousand Nine Hundred and Ninety Reals (R$1,990.00), in a minimum of six hundred (600) RESTAURANTS, which will result in an average of six (6) TERMINALS per RESTAURANT. Notwithstanding the obligation to install and maintain three thousand and six hundred (3,600) TERMINALS during the PERFORMANCE PERIOD, such number may be reduced, provided that equipment at a market value equal to at least Seven Million, One Hundred and Sixty-Four Thousand Reals (R$7,164,000.00) have been installed, and provided that an average minimum number of four (4) TERMINALS are installed and maintained per RESTAURANT. For the purposes of this Paragraph, MCDONALD'S will furnish AOL, upon request, with a statement of the total number of TERMINALS installed, as well as of the total value assigned thereto;

(iii) Perform maintenance within scheduled periods, which shall not exceed an average of thirty (30) days in each year with respect to each TERMINAL;

(iv) Hire, and/or make available from among MCDONALD'S own employees, and give training to at least two (2) persons per RESTAURANT, who shall be engaged exclusively in the PROJECT as McHosts and McHostesses, and who will circulate among the RESTAURANTS's patrons as monitors, demonstrating how the PROJECT works and clarifying doubts, among other activities, during at least two (2) periods of four (4) hours each, seven (7) days a week;

(v) Have the AOL SERVICE demonstrated to patrons by the McHosts and McHostesses, in the manner agreed between the parties. The McHosts and McHostesses will talk to patrons within the SPACES to demonstrate the AOL SERVICE and register new AOL accounts, and MCDONALD'S shall always maintain at least one (1) TERMINAL enabled for such registrations in each RESTAURANT in which the PROJECT is implemented;

(vi) Associate the "AOL" trademark with any initiatives MCDONALD'S may take in marketing the PROJECT, subject to prior written authorization from AOL;

(vii) Analyze the possibility of implementing a program for registering PROJECT users by means of an access card, which may eventually become a fidelity card and, thus, make it possible for AOL to send direct mail and promotional materials to and carry out other marketing activities designed for registered users, subject to McDonald's Corporation privacy rules and policies applicable to such data. It is hereby understood, however, that currently such internal policies expressly prohibit such practice;

(viii) Ensure exclusivity to AOL in the implementation of the PROJECT, in the categories of INTERNET access provider and e-mail provider, whether among the PARTNERS or in the MCINTERNET PORTAL, further expressly undertaking not to enter into any other agreements the scope of which may encompass any of the activities under the PROJECT provided hereunder, with any business engaged primarily in providing access to the INTERNET and/or e-mail services, in addition to any INTERNET portals offering their own or third parties' e-mail services. The parties agree that MCDONALD'S will not make any offer of free e-mail services in connection with the PROJECT;

(ix) Make promotional material directly available in each of the SPACES, under terms and conditions to be mutually agreed upon between the parties;

(x) Accept liability for all employment and social security obligations relating to MCDONALD'S employees, subcontractors and third parties engaged in the implementation of the PROJECT, including, without limitation, all McHosts and McHostesses, hereby undertaking to defend and hold AOL harmless from and against any action, claim or proceeding by any of MCDONALD'S employees, subcontractors or any third parties related to MCDONALD'S, as well as to indemnify AOL from any direct or consequential damages AOL may incur, which arise from or relate to any such actions, claims or proceedings. In such events, AOL may file for MCDONALD'S to be substituted in the action, whereupon MCDONALD'S shall immediately move for substitution of MCDONALD'S as defendant in the place of AOL;

(xi) Accept liability for all obligations arising from any consumer-related claims, actions, claims or proceedings with regard to MCDONALD'S services and products, hereby undertaking to immediately advise AOL thereof, and to hold AOL harmless from and against any liability with respect to any action, claim or proceeding that may be initiated, and to indemnify AOL from any direct or consequential damages AOL may incur, which arise from or relate to any such actions, claims or proceedings. In such events, AOL may file for MCDONALD'S to be substituted in the action, whereupon MCDONALD'S shall immediately move for substitution of MCDONALD'S as defendant in the place of AOL. For the effects of this Subsection, the parties agree that MCDONALD'S will be liable to AOL for the PROJECT, including, without limitation, for MCDONALD'S services and products, as set forth in this agreement;

(xii) Purchase media time and space for the promotion of the PROJECT, in an amount to be determined at MCDONALD'S sole discretion;

(xiii) Ensure the sole and exclusive use of the "AOL Navigator" to browse around the INTERNET through the TERMINALS, use of any other programs for browsing the Internet being forbidden;

(xiv) Provide appropriate conditions for MCDONALD'S patrons to attain a satisfactory INTERNET access experience, at no additional cost to AOL. To that effect, MCDONALD'S will install any and all equipment and other materials required to implement and develop the PROJECT, with the minimum configurations and according to all other specifications set forth under the SLA, which will establish all MCDONALD'S obligations in regard to connectivity;

(xv) Accept responsibility for all the infrastructure needed for the PROJECT, including, without limitation, hardware, connections, access network provided with a broad-band connection, software and others, with the minimum configurations and according to all other specifications set forth under the SLA; and

(xvi) Use MCDONALD'S best efforts to make a partnership feasible between AOL and McDonald's Corporation for the implementation of the PROJECT in other countries.


VI.- CONTRIBUTIONS

6.1.- AOL's initial contribution for a minimum of six hundred (600) RESTAURANTS will be Six Million and Four Hundred Thousand Reals (R$6,400,000.00), equal to an amount of Ten Thousand, Six Hundred Sixty-Six Reals and Sixty-Six Centavos (R$10,666.66) per RESTAURANT. Such contribution corresponds to a portion of the estimated total initial contribution to the PROJECT. The balance thereof will be contributed by the other PARTNERS or, if the case may be, by MCDONALD'S, at MCDONALD'S sole discretion, and will be also used to purchase all the infrastructure required for the PROJECT, including, without limitation, hardware, software, furniture, promotional material, infrastructure for connections pursuant to the SLA etc.

6.1.1.- The sum set forth in Subsection 6.1 above is applicable to the EFFECTIVE PERIOD and will contributed in eight (8) monthly and consecutive installments in an amount of Eight Hundred Thousand Reals (R$800,000.00) each, the first of which being payable twenty (20) days as of the LAUNCHING DATE, and the remaining on the same day of each subsequent month.

6.1.2.- It is expressly agreed between the parties that the amount of Six Million and Four Hundred Thousand Reals (R$6,400,000.00), as established in 6.1 above, related to the initial investments, will be borne by AOL under the following terms:

(i) Three Million and Two Hundred Thousand Reals [R$ 3.200.000,00] in favour of MCDONALD'S for the exclusivity to AOL in the implementation of the PROJECT, in the categories of INTERNET access provider and e-mail provider; (section 5.1);

(ii) One Million and Six Hundred Thousand Reals [R$ 1.600.000,00] directly in favor of third parties service and product providers , including, without limitation, providers of hardware, software, furniture, promotional material, infrastructure for connections pursuant to the SLA etc., it being understood that AOL accepts no liability to any such service providers and/or suppliers,

(iii) One Million and Six Hundred Thousand Reals [R$ 1.600.000,00] in favor of MCDONALD'S for the right of first refusal, in equal conditions with third parties, to renew this agreement and future projects.

6.1.3.- At least five hundred and fifty (550) RESTAURANTS shall be equipped by the end of the first year of the PERFORMANCE PERIOD, and the remaining fifty

(50), thus reaching the total of six hundred (600) RESTAURANTS contemplated by Subsection 2.3 above, shall be equipped by the end of the second year of the PERFORMANCE PERIOD, all in accordance with to ANNEX II.

6.1.4.- Subject to the provisions under Subsection 6.5 below, as of the end of the first month of the third year of the PERFORMANCE PERIOD the number of actually equipped RESTAURANTS will be determined on the first business day of each subsequent month. If the number thus determined shall vary as compared to the number of RESTAURANTS equipped in the immediately preceding month, whether by exceeding or being less than that number, any amounts that may be due from any of the parties shall be contributed or reimbursed, as the case may be, by the twentieth (20th) business day of the immediately following month, and shall always be determined according to the following formula:

X = R$10,666.66 X Y X Z
-----------------------
          60

In words: "X" is equal to Ten Thousand, Six Hundred Sixty-Six Reals and Sixty-Six Centavos (R$10,666.66) multiplied by the number of months to elapse until the expiration of the PERFORMANCE PERIOD and by such greater or lesser number of RESTAURANTS, the product of such multiplication being divided by sixty
(60).

Where:

X = amount to be contributed or reimbursed
Y = number of months to elapse until the expiration of the PERFORMANCE PERIOD Z = greater or lesser number of RESTAURANTS

6.2.- In addition to the contributions set forth under Subsection 6.1 above, AOL shall annually share the operating expenses of the PROJECT. The amount to be contributed by AOL will be considered according to (i) the number of RESTAURANTS actually equipped, and (ii) the number of ACQUIRED ACCOUNTS (as per the definition below), and wil be in an annual amount that is the lesser of either "I" or "N", according to the following formula:

"I"

I = R$5,333.33 X IR- (R$10.666,66 x NI)

In words: "I" is equal to Five Thousand, Three Hundred Thirty-Three Reals and Thirty-Three Centavos (R$5,333.33) multiplied by the number of restaurants actually equipped, as defined below, minus the product of the multiplication of Ten Thousand, Six Hundred and Sixty Six Reals and Sixty Six Cents [R$10.666,66] for the number of non-equipped RESTAURANTS

IR: (i) with respect to the first year of the PERFORMANCE PERIOD, the number of RESTAURANTS actually equipped as of the end of such period, and (ii) the average number of RESTAURANTS actually equipped in the course of each year. Such average number of RESTAURANTS will result from the division of the total number of RESTAURANTS equipped as of the last day of each month of the relevant year by twelve (12).

"NI": (i) with respect to the first year of the PERFORMANCE PERIOD, the number of non-equipped RESTAURANTS, that it, the difference between 550 and "RI", as of the end of such period, and (ii) for the remaining year, the average number of non-equipped RESTAURANTS in the course of each year, that is 600 minus "RI" for each such period. In the event of "I" being negative, then MCDONALD'S will reimburse AOL such amount by the 20th business day immediately subsequent.

"N"

N = R$3,200,000.00 X ACQUIRED ACCOUNTS
                     ------------------
                     ACQUISITION TARGET

In words: "N" is equal to Three Million an Two Hundred Thousand Reals (R$3,200,000.00) multiplied by the quotient of the number of ACQUIRED ACCOUNTS divided by the ACQUISITION TARGET.

Where:


"N": Amount to be annually disbursed by AOL, limited to the minimum and maximum amounts set forth in the table below;

"ACQUIRED ACCOUNTS": number of AOL accounts acquired during each year of the PERFORMANCE PERIOD, as determined with basis on the PROMOCODES, the holders of which make payment of the first two (2) successive monthly fees;

"ACQUISITION TARGET": number of ACQUIRED ACCOUNTS, according to the following table:

                 --------------------------    ------------------------   ----------------------------
                 MINIMUM AMOUNT OF N (R$)        ACQUISITION TARGETS       MAXIMUM AMOUNT OF N (R$)
                 --------------------------    ------------------------   ----------------------------
YEAR 1                R$ 2,784,000.00                   [**]                    R$ 3,616,000.00
                 --------------------------    ------------------------   ----------------------------
YEAR 2                R$ 2,464,000.00                   [**]                    R$ 3,936,000.00
                 --------------------------    ------------------------   ----------------------------
YEAR 3                R$ 2,304,000.00                   [**]                    R$ 4,096,000.00
                 --------------------------    ------------------------   ----------------------------
YEAR 4                R$ 1,984,000.00                   [**]                    R$ 4,416,000.00
                 --------------------------    ------------------------   ----------------------------
YEAR 5                R$ 1,984,000.00                   [**]                    R$ 4,416,000.00
                 --------------------------    ------------------------   ----------------------------
TOTAL                R$ 11,520,000.00                   [**]                   R$ 20,480.000.00
                 --------------------------    ------------------------   ----------------------------

6.2.1.- The amount of the contributions set forth in Subsection 6.2 above, will depend upon compliance with the terms of the SCHEDULE, to the extent that such amount is tied to the number of RESTAURANTS actually equipped in the course of the first year. Failure to comply with the SCHEDULE will entail the application of the provisions under Subsection 10.7, provided, however, that AOL hereby agrees that the monthly targets for installation in RESTAURANTS, as set forth in the SCHEDULE, may remain unachieved by up to twenty percent (20%).

6.2.2.- Such contributions for which AOL shall be liable correspond to a portion of the amount estimated for annual maintenance of the PROJECT, the difference thereof to be contributed by the other PARTNERS or, if the case may be, by MCDONALD'S, at MCDONALD'S sole discretion, and shall be used for, but not limited to, the maintenance of the TERMINALS, the costs for the McHosts and

McHostesses, advertising campaigns, and all other expenses, whether actually incurred or potential, in connection with the PROJECT.

6.2.3.- Such amounts will be due and payable on a yearly basis on the twentieth
(20th) business day immediately following each ANNIVERSARY DATE, and may be increased contingent upon a determination of the final number of accounts acquired in each year, as set forth in ANNEX IV.

6.2.4.- Pursuant to a procedure to be mutually agreed upon between the parties, the amounts set forth in Subsection 6.2 above will be contributed to MCDONALD'S, or anyone whom MCDONALD'S shall designate, such as service providers and/or suppliers. It is hereby agreed between the parties that (i) AOL accepts no liability to any such service providers and/or suppliers, and (ii) said procedure shall be oriented toward a solution imposing a less onerous tax/fiscal burden on the parties.

6.3.- To the extent that one of the principal reasons for the execution of this instrument is the soliciting by AOL of new subscribers, as provided under Subsection 2.5 hereinabove, it is hereby expressly agreed between the parties that, once the performance targets are achieved within a given period, as set forth in the table contained in Subsection 6.2 above, regardless of the number of RESTAURANTS and/or TERMINALS installed, no reimbursement will be applicable.

6.3.1.- The parties expressly agree hereby that, in the event the number of annually ACQUIRED ACCOUNTS exceeds the ACQUISITION TARGETS, as such have been set forth in Subsection 6.2 above, such exceeding ACQUIRED ACCOUNTS may be used, at MCDONALD'S sole discretion, to assist in achieving the targets for subsequent years. In such event, that portion of the "N" amount relating to the number of ACQUIRED ACCOUNTS that exceeds the ACQUISITION TARGET, which is carried forward to the following year, will not become due.

6.4.- All amounts denominated in Reals in this Section VI will be annually adjusted in accordance with the IGP-M/FGV, as of the date of execution hereof. In addition, any reimbursable amount owing from MCDONALD'S, which is not reimbursed on the agreed dates, will be subject to a two percent (2%) penalty on the unpaid amount plus interest at a rate of one percent (1%) per month, and will be adjusted for inflation in accordance with the IGP-M/FGV, regardless of notice or notification.

6.5.- The amounts set forth in Subsections 6.1 and 6.2 above will not be reviewed and AOL will not be subject to any additional contribution, where TERMINALS are installed in more than six hundred (600) RESTAURANTS, or more than three thousand and six hundred (3,600) TERMINALS are installed during the PERFORMANCE PERIOD. In such event, all of the terms and conditions of this agreement will be applicable, including, without limitation, its provisions relating to exclusivity.

6.6.- Out of the amounts received from each new AOL subscriber solicited through the PROJECT, AOL will pay:

(a) [**] of an amount equal to [**] to the Ronald McDonald Institute, after having received payment of the first monthly fee subsequent to any grace period that may have been granted;

(b) [**] of an amount equal to [**] to MCDONALD'S, pursuant to an incentive program to be agreed upon between the parties for the employees of each

RESTAURANT engaged in the PROJECT, after having received payment for the 2nd monthly fee; and

(c) [**] of an amount equal to [**] for marketing initiatives and events in connection with the PROJECT, to be mutually defined by the parties, after having received payment for the 2nd monthly fee.

6.7.- For the effects of Subsection 6.6 above, such compensation will only be payable with respect to the accounts established through the PROMOCODES, use of any accounts established under other codes in connection with this promotion being hereby forbidden. The mechanism for computing accounts established through the PROMOCODES is described in ANNEX IV, made an integral part hereof.

VII.- DURATION

7.1.- This instrument is subject to the following conditions precedent, the fulfillment of which shall be cumulative: (i) assurance shall be given that a minimum amount equal to approximately Twenty Million United States Dollars (US$20,000,000.00) will be contributed, in accordance with the terms and conditions provided under Subsection 2.6 hereinabove, and (ii) the parties shall agree as to the manner in which the contributions set forth under Section VI will be made by AOL, as established under Paragraphs 6.1.2 and 6.2.4.

7.1.1.- In the event such conditions are not cumulatively fulfilled within (a) sixty (60) days from the execution hereof, or (b) by the LAUNCHING DATE, whichever occurs first, it will be the exclusive right of MCDONALD'S, at MCDONALD'S sole discretion, with respect to the conditions under clauses (i) and
(ii) above, and of AOL, at AOL's sole discretion, solely with respect to the condition under clause (ii) above, to terminate this agreement without incurring any penalty, liability, charges and/or reimbursements.

7.1.2.- Mutual agreement as required under Subsection 7.1.(ii) above shall be evidenced by an instrument in writing signed by the authorized representatives of both parties.

7.2.- The parties agree that, in no event, shall AOL be required to contribute any amounts exceeding those set forth under Section VI hereof.

7.3.- Upon the fulfillment of both the conditions precedent set forth under Subsection 7.1 above, this agreement will be effective from the execution hereof until the expiration of the PERFORMANCE PERIOD.

7.4.- Within one hundred and eighty (180) days prior to the expiration of the PERFORMANCE PERIOD, the Operating Committee referred to under Paragraph 12.1.1 shall meet to establish the terms and conditions for terminating the PROJECT and, where of interest to the parties, the continuation thereof, which will be subject to the execution of a contractual amendment.

7.5.- AOL will have a right of first refusal to renew the agreement in the event MCDONALD'S decides to continue with the PROJECT upon expiration of the stated term of this agreement.

7.6.- The conditions precedent set forth under Subsection 7.1 above will not be applicable to the following conditions of this instrument: 4.1.(viii) and 5.1(viii), and to Sections VIII and IX as well.


VIII.- TRADEMARKS

8.1.- Within not more than twenty (20) days, each party will submit to the prior written approval of the Marketing representative(s) of the other party, which approval shall not be unreasonably withheld or delayed, any marketing, advertising materials and all other promotional materials relating to the PROJECT, including the terms and conditions thereof, and/or relating to the other party and/or such other party's trade names, registered trademarks and service marks (the "Promotional Materials").

8.2.- AOL and MCDONALD'S: (a) shall not create any unified mark involving any Trademark of the other party, without the prior written approval of such other party; (b) shall display signs and notices that clearly and sufficiently indicate the registered trademark status of the Trademarks owned by the other party, in accordance with the legislation and the uses applicable to registered trademarks; and (c) shall not use the Trademarks out of the scope of the PROJECT.

8.3.- AOL and MCDONALD'S acknowledge that no right, title or interest in or to or in connection with any Trademarks of the other Party shall be created or transferred to AOL or MCDONALD'S by the use of any such Trademarks other than any licenses expressly granted herein. Each party agrees that it will not take any action that may contest or impair the registered trademark rights of the other party.

8.4.- Each party agrees to promptly give written notice to the other party of any unauthorized use of such other party's Trademarks where the notifying party has actual knowledge of the violation. Each party will have an exclusive right and discretion to initiate any judicial proceeding for a violation of its Trademark rights or unfair competition in connection with such Trademarks; provided, however, that each party agrees to provide the other party, at such other party's expense, with reasonable cooperation and assistance with respect to any judicial proceeding for a violation of any Trademark rights.


IX.- NON-DISCLOSURE AND CONFIDENTIALITY

9.1.- The parties acknowledge that, during the EFFECTIVE PERIOD, certain confidential information may be disclosed to the other party.

9.2.- Each of the parties hereby agree (a) to take all action required to prevent the reproduction or disclosure of confidential information of the other party, as normally taken to protect its own confidential information; (b) to restrict access to such confidential information of the other party to as few of its employees as possible; (c) not to reveal such information to any third party or anyone other than those persons who have a need to know it to perform their duties; (d) not to use such information to gain personal advantage or advantage for others; (e) to promptly cease to use such information upon cancellation, expiration or termination of this agreement and any ancillary agreements relating thereto, and to immediately return to the other party all lists, files and other materials containing or relating to such confidential information, advising all of its managers, employees, agents, subcontractors and anyone else concerned that confidential information of the other party shall no longer be used.

9.3.- The term "Confidential Information", as used in this agreement, means any and all information disclosed by one party to the other, especially all knowledge and information, including methods, processes, cost spreadsheets, business proposals, technological information, Intellectual Property, trade secrets, accounting, financial, tax and other information relating to the activities of and proprietary to the parties.

9.4.- The parties further agree not to disclose the existence of the PROJECT and the negotiations that are taking place between the parties until the time of the launching of the PROJECT, and any disclosure thereof in any media whatsoever before such event may take place is hereby forbidden.

9.5.- Within forty-eight (48) hours from execution hereof, as well as where the LAUNCHING DATE is about to occur, the parties shall jointly prepare all the material, including, without limitation, any press releases and "Questions & Answers" for purposes of promoting the PROJECT immediately after the occurrence of any such event.

9.6.- Notwithstanding the provisions under this Section, the parties may disclose Confidential Information where (1) they are required to do so by any public authority or by a court order, and (2) they have a legal duty to do so from time to time. In such cases, the disclosing party shall immediately advise the other party of the disclosure so made.

9.7.- The confidentiality obligation herein undertaken by the parties will continue for a period of three (3) years beyond (i) the date of expiration of the EFFECTIVE PERIOD, or (ii) the date of any prior termination of this instrument, regardless of the cause.

9.8.- Subject to the provisions under Subsections 9.5 and 9.6 above, AOL shall not, without the prior express authorization in writing of MCDONALD'S, disclose the contents of this instrument to any of the other PARTNERS.


X.- PENALTIES AND TERMINATION

10.1.- In the event AOL fails to perform its obligation to contribute funds to the PROJECT, in the manner set forth under Section VI of this instrument, a two percent (2%) penalty will be imposed on the unpaid portion thereof, in addition to interest at a rate of one percent (1%) per month and adjustment for inflation in accordance with the IGPM-FGV, regardless of notice or notification.

10.1.1.- In the event of any failure by AOL, as provided under Subsection 10.1 above, MCDONALD'S shall notify AOL to make the outstanding contribution, including all delinquency charges, within not more than sixty (60) days as of the date of receipt of such communication, such time period not to be extended. Should AOL fail to cure the breach within the stated time period, MCDONALD'S may, at MCDONALD'S sole discretion, terminate this instrument, regardless of any further notice and/or communication. In such event, the remedies provided under Paragraph 10.2.1 below will further be applicable.

10.2.- In the event that any of the parties shall, at any time, violate the covenant of exclusivity set forth under Subsections 4.1(viii) and 5.1(viii) hereinabove, or shall terminate the agreement herein contained without cause, the terminated party may, at its sole and exclusive discretion, terminate this instrument regardless of notice and/or communication, whereupon such party will be released of its obligations. In such event, the following remedies will be applicable:

10.2.1.- If AOL gives rise to the termination, AOL: (i) will not be entitled to be reimbursed for any contribution already made pursuant to this instrument, (2) will pay such portion of the annual operating expenses as provided under Subsection 6.2, on a pro rata tempore basis; and (3) will pay a contractual penalty in an amount equal to (a) Three Million and Two Hundred Thousand Reals (R$3,200,000.00), in the event such termination occurs by the end of the third year of the PERFORMANCE PERIOD, or (b) Two Hundred Sixty-Six Thousand, Six Hundred Sixty-Six Reals and Sixty-Six Centavos (R$266,666.66) for each month to elapse until the expiration of the PERFORMANCE PERIOD, in the event such termination occurs as of the fourth year of the PERFORMANCE PERIOD.

10.2.2.- If MCDONALD'S gives rise to the termination, MCDONALD'S: (i) will pay a contractual penalty in an amount equal to (a) Three Million and Two Hundred Thousand Reals (R$3,200,000.00), in the event such termination occurs by the end of the third year of the PERFORMANCE PERIOD, or (b) Two Hundred Sixty-Six Thousand, Six Hundred Sixty-Six Reals and Sixty-Six Centavos (R$266,666.66) for each month to elapse until the expiration of the PERFORMANCE PERIOD, in the event such termination occurs as of the fourth year of the PERFORMANCE PERIOD, and (2) will reimburse AOL for the amount contributed by AOL on account of investment as set forth under Subsection 6.1..

10.3.- In the event MCDONALD'S fails to perform the obligation of installing and maintaining a minimum number of three thousand and six hundred (3,600) TERMINALS, where such number has not been reduced as provided under Subsection 5.1(ii) hereinabove and subject further to the provisions under Subsection 6.3 hereinabove, AOL shall notify MCDONALD'S to cure the stated failure within not more thirty (30) days, such time period not to be extended. Should MCDONALD'S fail to cure the failure within the stated time period, AOL may, at AOL's sole discretion, terminate this instrument, regardless of any further notice and/or communication. In such event, the remedies provided under Paragraph 10.2.2 above will be applicable.

10.4.- This agreement will be deemed automatically terminated, regardless of any notice and/or notification, in the event any of the parties is adjudged bankrupt or files for reorganization, subject, however, to the provisions under Subsection 10.5 below.

10.5.- If any of the parties voluntarily ceases to operate its business in Brazil, this instrument will be deemed automatically terminated, regardless of any notice and/or notification. In such event, the following remedies will be applicable:

10.5.1.- If AOL gives rise to the termination, then the provisions under Paragraph 10.2.1. will be applicable, whereas, if MCDONALD'S gives rise to the termination, the provisions under Paragraph 10.2.2. will be applicable.

10.6.- Either party agrees to indemnify and hold the other party harmless from and against any loss or damage or liabilities incurred by the other party in result of any third-party claims on grounds of (a) a violation by any of the parties of any obligation, representation or warranty provided for under this agreement, or (b) any damage caused by acts of their employees and/or subcontractors.

10.7.- Except as provided under Subsection 6.3 hereinabove and for any acts of God or FORCE MAJEURE, MCDONALD'S will be liable to pay a penalty for failure to comply with the SCHEDULE. Such penalty will be payable on the twentieth (20th) business day following the end of the first year of the PERFORMANCE PERIOD, and will be calculated by reference to the total monthly penalties, according to the following formula:

"M" = R$444.44 X (MA-IR)

In words: M results from the multiplication of Four Hundred Forty-Four Reals and Forty-Four Centavos (R$444.44) by the result from subtracting the ACCEPTABLE ACCUMULATED MONTHLY TARGET (pursuant to ANNEX II) and the number of RESTAURANTS equipped as of the last day of the month.

Where:

M = amount of monthly penalty
MA = Acceptable Accumulated Monthly Target (pursuant to ANNEX II)
IR = number of RESTAURANTS actually equipped as of the last business day of each month.

10.7.1.- A delay in the payment of the penalty set forth under Subsection 10.7 will entail the payment of interest at a rate of one percent (1%) per month and adjustment to inflation, according to the IGPM-FGV, as of the stated date, regardless of notice or notification.

10.8.- In the event of a default by any of the parties of any of the provisions regarding use of any trademarks of the other party, as provided under Section VIII hereinabove, the non-defaulting party shall notify the defaulting party to cease default hereunder within not more than thirty (30) days, such time period not to be extended. In the event the alleged failure shall not cease within such time period, the non-defaulting party may, at its sole discretion, terminate this instrument regardless of any further notice and/or communication. In such event, the remedies provided under Subsections 10.2.1 or 10.2.2, as the case may be, will be applicable.

10.9.- With regard to other events not contemplated by this Section, should any of the parties, at any time, infringe or fail to perform any of its obligations hereunder and/or under any appropriate amendment hereto, and not cure such infringement or failure with thirty (30) days after notice being given by the other party, then the infringing or defaulting party will be subject to a contractual penalty in an amount of Ten Thousand Reals (R$10,000.00).

10.10.- All amounts denominated in Reals in this Section X will be annually adjusted according to the IGPM-FGV, as of the date of execution hereof.


XI.- COMMUNICATIONS

11.1.- All notices to be given by one party to the other with respect to this agreement or any other ancillary instrument relating thereto shall be made in writing, at the addresses of the parties set out in the preamble of this instrument, either by registered mail, facsimile transmission or letter delivered by personal receipted delivery, with a copy to the respective Executive Legal Counsel, as indicated below:

(a) MCDONALD'S:
Attn: Financial Vice President
Alameda Amazonas, 253, Alphaville
CEP 06454-070
Barueri - SP
Fax: (11) 4196-9812

With a copy to:

Attn: Executive Legal Counsel
Alameda Amazonas, 253, Alphaville
CEP 06454-070
Barueri - SP
Fax: (11) 4195-9076


(b) AOL
Attn: Business Executive Officer
Av. Marginal do Rio Pinheiros, 5,200
Ed. Philadelphia - 2nd floor
CEP 05693-000
Sao Paulo - SP
Fax: (11) 3759-7476

With a copy to:

Executive Legal Counsel
Av. Marginal do Rio Pinheiros, 5,200
Ed. Philadelphia - 1st floor
CEP 05693-000
Sao Paulo - SP
Fax: (11) 3759-7477


XII.- VERIFICATIONS

12.1.- The parties hereby agree that they shall meet at least monthly, on dates to be timely set, to verify and control the results of the PROJECT, as well as to discuss any problems that may have arisen and their solutions.

12.1.1.- For the purposes of Subsection 12.1 above, within thirty (30) days of the execution hereof, the parties will appoint an operating committee composed of at three (3) representatives of each party. The operating committee will have authority over all day-to-day matters relating to the PROJECT, and deliberations may take place whenever at least one representative of each party is present. The members of the committee may be replaced, at any time, by the parties upon prior communication. It is hereby agreed that such committee will only have operating authority and that any modification, including any waiver of rights provided for under this agreement, will be dependent upon a written amendment to this agreement.

12.2.- The parties acknowledge that the execution of this instrument does not entail, in any manner whatsoever, any license, authorization, concession, assignment, transfer, whether express, tacit or implicit, of any copyright, intellectual property, idea, concept, trademark, patent or other rights owned by the parties.

12.3.- The parties agree (i) to advise each other in writing of any claims that may result in indemnification, and to give each other an opportunity to defend or negotiate a settlement of such claim, at the defending or negotiating party's own expense, and (ii) to cooperate fully with the party claimed to be liable, at such party's expense, in the defense or settlement of said claim through counsel of its own choice.

12.4.- Neither party will make any warranties or representations, or will assume or create any obligations on behalf of the other party, unless expressly permitted in accordance with the terms of this instrument or authorized in writing by the other party. Each of the parties will be solely liable for the acts of all of its respective employees, agents and representatives.

12.5.- This instrument and any other contracts ancillary thereto are binding on the parties, their subsidiaries and respective successors on any account.

12.6.- Each of the parties is directly liable, pursuant to applicable legislation, for the payment of all taxes and charges incident to this agreement, as well as for any obligations of a social security, employment and civil nature that are incident to the hiring of delegates, employees and/or third parties. Each of the parties will be further liable for any civil and criminal damage caused by its representatives and agents to any third parties.

12.7.- The waiver by any of the parties of an infringement of any obligation under this agreement by the other party will be construed as mere forbearance, and will not entail novation or a waiver of the right of any of the parties to insist upon full performance of the other party's obligations as required herein.

12.8.- This instrument and/or the rights and obligations arising out of this instrument shall not be assigned by either party to any third parties without the prior and express authorization in writing of the other party.

12.9.- The parties will act as independent contractors and neither party may assume any obligations on behalf of the other, or act for the other party as agent, employee, delegate or representative, except where expressly authorized in writing by the other party.

12.10.- This instrument will entail no employment relationship between the employees or subcontractors of any of the parties and the other party, and each of the parties shall be solely and exclusively liable for the employment contracts and relating obligations, charges and/or taxes and employment claims of its own employees.

12.11.- The execution of this instrument implies the cancellation of any agreements, whether written or oral, previously entered into between the parties with respect to the subject matter hereof.

12.12.- Except as provided under Subsection 7.1 hereinabove, this instrument is irrevocably and unconditionally executed, and is binding upon the parties in accordance with all of its terms and conditions.

12.13.- The Parties mutually agree that any and all controversies arising out of this Agreement shall be settled in the Central Courts of the Capital City of the State of Sao Paulo, and hereby expressly waive any other venue, however privileged it may be.

Intending to be legally bound, the parties execute this instrument in two (2) counterparts, each of which to be deemed an original, in the presence of the two undersigned witnesses.

                                 Sao Paulo, January 9, 2003

                             /s/ Marcel Fleischmann
                     --------------------------------------
                     MCDONALD'S COMERCIO DE ALIMENTOS LTDA.


                       /s/ Carlos Eduardo Dan Alves Trostli
                     ---------------------------------------
                                AOL BRASIL LTDA.


Witnesses:

1) /s/ Silvio Santanna                     Name:
                                           CPF:

2)                                         Name:
                                           CPF:

                                     ANNEX I


                                       SLA
                            "SERVICE LEVEL AGREEMENT"



1.       HARDWARE:

The TERMINALS shall be equipped with at least one of the following operating systems: Window 98, Windows ME, Windows 2000 or Windows XP; 0.8 Ghz Pentium or Celeron Processors, or compatible; RAM memory of 128 Mb; Hard Disk of 10Gb with at least 500 Mb free space; 10/100 Mbps Ethernet network card or other appropriate card for wireless connection; 15" Monitor with a resolution set at 800 x 600 pixels, 256 colors (at least); Standard ABNT keyboard, Mouse and CD-ROM (for installation of the AOL Software only).

AOL shall be entitled, at AOL's expense, where shown to be necessary, to make all upgrades required to run the AOL Software properly on the TERMINALS.


2.       CONNECTIONS:

     a. The TERMINALS shall be equipped with broad-band access facility with a dedicated line and a minimum bandwidth of 64 Kbps for transport between the store and the IP access provider per RESTAURANT.

     b. The IP access provider shall be directly connected to or shall have not more than one intermediary backbone (transit) to connect with one of the principal backbones of Brazil (Embratel, Telemar, Brasil Telecom, Telefonica, Fapesp).

     c. The TCP/UDP ports required for the operation of the AOL Software shall be available, including the ports required for registration of new users.

     d. The IP address ranges to be used shall be informed to AOL in not less than 10 days from the commencement of use thereof, in order that AOL may enable them to accept the registration of new accounts.

     e. The parties may discuss, as of the beginning of the second year of the PERFORMANCE PERIOD, the possibility of any upgrades in the connections set forth herein, provided that it is economically feasible.


3.       SERVICE LEVEL

With a view to maintaining good navigation conditions, MCDONALD'S will use its best efforts in order that the following metrics may be observed:

     a. The loss of IP packets between each of the PCs installed in the stores and the AOL data center in Sao Paulo shall be less than 2%, measured as a daily average.

     b. Average latency, or time interval required for data to be transported between each of the PCs installed in the stores and the AOL data center in Sao Paulo, shall be less than 50ms.

     c. The monthly mean unavailability of service shall be less than or equal to 10 minutes.

     d. The IP access provider shall keep a support center operating on a 24hours x 7days basis to register calls in the event of failure in such connection.

     e. The maximum time for the solution of IP access problems shall not exceed 2 hours, as of the registration of a trouble ticket.

     f. After resolution of the problem, the IP access provider, or an employee of MCDONALD'S shall contact the NOC (Network Operation Center) of AOL Brasil (+ 55-11-4993-5998) to close the trouble ticket.

                                    ANNEX II
                                    SCHEDULE



-----------------------------------------------------------------------------------------------------------------
            MONTH               EQUIPPED RESTAURANTS        ACCUMULATED TARGET         ACCEPTABLE ACCUMULATED
                                       TARGET                                              MONTHLY TARGET
-----------------------------------------------------------------------------------------------------------------
              1                          50                         50                           40
-----------------------------------------------------------------------------------------------------------------
              2                          50                         100                          80
-----------------------------------------------------------------------------------------------------------------
              3                          50                         150                         120
-----------------------------------------------------------------------------------------------------------------
              4                          50                         200                         160
-----------------------------------------------------------------------------------------------------------------
              5                          50                         250                         200
-----------------------------------------------------------------------------------------------------------------
              6                          50                         300                         240
-----------------------------------------------------------------------------------------------------------------
              7                          50                         350                         280
-----------------------------------------------------------------------------------------------------------------
              8                          50                         400                         320
-----------------------------------------------------------------------------------------------------------------
              9                          50                         450                         360
-----------------------------------------------------------------------------------------------------------------
             10                          50                         500                         400
-----------------------------------------------------------------------------------------------------------------
             11                          50                         550                         440
-----------------------------------------------------------------------------------------------------------------
             12                          50                         600                         480
-----------------------------------------------------------------------------------------------------------------


The ACCEPTABLE ACCUMULATED MONTHLY TARGET means the minimum number of RESTAURANTS per month, including the 20% unachieved target provided under Paragraph 6.2.1, that is, forty (40) further RESTAURANTS per month.

                                    ANNEX III

                                 LIST OF CITIES



ACRE                                   Contagem                             Petropolis
Rio Branco                             Divinopolis                          Rezende
ALAGOAS                                Governador Valadares                 Rio de Janeiro
Maceio                                 Juiz de Fora                         Sao Goncalo
AMAZONAS                               Montes Claros                        Sao Joao do Meriti
Manaus                                 Uberaba                              Volta Redonda
AMAPA                                  Uberlandia                           RIO GRANDE DO SUL
Macapa                                 Varginha                             Bento Goncalves
BAHIA                                  PARA                                 Caxias do Sul
Camacari                               Belem                                Novo Hamburgo
Feira de Santana                       Ananindeua                           Farroupilha
Salvador                               Santarem                             Passo Fundo
Ilheus                                 PARANA                               Porto Alegre
Vitoria da Conquista                   Araucaria                            Pelotas
CEARA                                  Apucarana                            Rio Grande
Fortaleza                              Cascavel                             Santa Maria
DISTRITO FEDERAL                       Curitiba                             Santana do Livramento
Brasilia                               Foz do Iguacu                        Santo Angelo
ESPIRITO SANTO                         Londrina                             Sao Leopoldo
Cachoeiro do Itapemirim                Maringa                              Uruguaiana
Vitoria                                Sao Jose dos Pinhais                 RIO GRANDE DO NORTE
Sao Mateus                             Ponta Grossa                         Mossoro
GOIAS                                  Umuarama                             Natal
Anapolis                               PERNAMBUCO                           RORAIMA
Aparecida de Goiania                   Caruaru                              Boa Vista
Goiania                                Jaboatao dos Guararapes              RONDONIA
Luziania                               Olinda                               Ji-Parana
Rio Verde                              Recife                               Porto Velho
MARANHAO                               Paulista                             SAO PAULO
Sao Luiz                               Petrolina                            Adamantina
MATO GROSSO                            PIAUI                                Americana
Caceres                                Teresina                             Amparo
Cuiaba                                 PARAIBA                              Araras
Sinop                                  Joao Pessoa                          Aracatuba
Rondonopolis                           Campina Grande                       Araraquara
Varzea Grande                          RIO DE JANEIRO                       Aruja
MATO GROSSO DO SUL                     Belford Roxo                         Assis
Campo Grande                           Barra Mansa                          Avare
Corumba                                Campos dos Goytacases                Atibaia
Dourados                               Niteroi                              Andradina
MINAS GERAIS                           Nilopolis                            Barra Bonita
Belo Horizonte                         Nova Iguacu                          Barretos


Barueri                                Jaguariuna                           Sao Joao da Boa Vista
Bauru                                  Jundiai                              Sao Carlos
Braganca Paulista                      Lencois Paulista                     Santo Andre
Bebedouro                              Leme                                 Sorocaba
Botucatu                               Lins                                 Sao Roque
Birigui                                Limeira                              Sao Paulo
Caieiras                               Lorena                               Sao Jose do Rio Preto
Cachoeira Paulista                     Lucelia                              Sao Sebastiao
Capivari                               Matao                                Sao Vicente
Cacapava                               Marilia                              Sertaozinho
Campinas                               Mairipora                            Santos
Campo Limpo Paulista                   Mirassol                             Santa Barbara do Oeste
Campos do Jordao                       Monte Alto                           Santana do Parnaiba
Cananeia                               Mogi das Cruzes                      Suzano
Conchal                                Mogi Guacu                           Sumare
Cotia                                  Mogi Mirim                           Tatui
Cubatao                                Mococa                               Taubate
Catanduva                              Osasco                               Taquaritinga
Carapicuiba                            Oswaldo Cruz                         Tiete
Caraguatatuba                          Olimpia                              Tupa
Cruzeiro                               Ourinhos                             Ubatuba
Embu                                   Paulinia                             Valinhos
Franco da Rocha                        Presidente Prudente                  Varzea Paulista
Francisco Morato                       Penapolis                            Vinhedo
Ferraz de Vanconcelos                  Piraju                               Votorantim
Guaruja                                Piquete                              Votuporanga
Guararapes                             Piracicaba                           SANTA CATARINA
Guaratingueta                          Pirassununga                         Balneario de Camboriu
Holambra                               Pindamonhangaba                      Blumenau
Ibiuna                                 Praia Grande                         Crisciuma
Indaiatuba                             Porto Feliz                          Chapeco
Itapolis                               Porto Ferreira                       Itajai
Itatiba                                Rafard                               Lages
Itatinga                               Registro                             Florianopolis
Itapira                                Rio Claro                            Joinville
Itapeva                                Ribeirao Preto                       Tubarao
Itapetininga                           Salto                                SERGIPE
Itaquaquecetuba                        Santa Cruz das Palmeiras             Aracaju
Itu                                    Sao Bernardo do Campo                TOCANTINS
Jau                                    Sao Caetano do Sul                   Gurupi
Jaboticabal                            Sao Jose dos Campos                  Palmas
Jacarei                                Sao Jose do Rio Pardo

                                    ANNEX IV

              PROMOCODES AND PROCEDURE TO VERIFY ACQUIRED ACCOUNTS


A) Procedure to verify ACQUIRED ACCOUNTS and contributions for annual maintenance (Subsection 6.2 of the agreement)


1. On the second business day after each ANNIVERSARY DATE, AOL will submit to MCDONALD'S a report on the number of ACQUIRED ACCOUNTS during the previous year and the amount to be contributed by AOL to MCDONALD'S under Subsection 6.2 of the Agreement.


2. Such contribution will be made in accordance with terms to be agreed upon, subject to the provisions under Paragraph 6.2.4 of the agreement.


3. On a date that is two (2) business days after one hundred and twenty (120) days following each ANNIVERSARY DATE, AOL will submit to MCDONALD'S a further report on the new number of ACQUIRED ACCOUNTS during the previous year, including subscribers who have registered in the previous year, but who have only paid their 2nd successive monthly fee between that ANNIVERSARY DATE and the expiration of the period of one hundred and twenty (120) days referred to above. The parties agree that subscribers who make payment after such period of one hundred and twenty (120) days will no longer be computed for the effects of Subsection 6.2. Together with such report, AOL will submit the amount to be contributed by AOL to MCDONALD'S on account of the difference, if any, with basis on the new number of ACQUIRED ACCOUNTS computed, all in accordance with terms to be agreed upon, subject to the provisions under Paragraph 6.2.4.


B) Procedure for the payments to be made under Subsection 6.6 of the Agreement

1. On the second business day of each month, AOL will submit to MCDONALD'S a report on the amounts payable by AOL to MCDONALD'S with respect to the previous month (reference month), as provided under Subsection 6.6 of the Agreement.


2. The amounts payable as referred to above will be made on a monthly basis up to the twentieth (20th) business day of the immediately following month, according to a procedure to be agreed upon between the parties concurrently with the procedures to be established as provided under Paragraphs 6.1.2 and 6.2.4.

3. The payments set forth herein will continue to be made for a period of only four (4) months after the expiration of the EFFECTIVE PERIOD, in order that all ACQUIRED ACCOUNTS may be computed with respect to the period until the expiration of the EFFECTIVE PERIOD. Nevertheless, in the event that this Agreement is terminated for breach of any of the provisions hereunder by MCDONALD'S, AOL will not be required to make the payments referred to above as of such termination.